As filed with the Securities and Exchange Commission on August 3, 2001
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                                 PepsiCo, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           NORTH CAROLINA                                13-1584302
    (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                             700 Anderson Hill Road
                            Purchase, New York 10577
          (Address of Principal Executive Offices, including zip code)

                 The Quaker 401(k) Plan for Salaried Employees
                                      and
                  The Quaker 401(k) Plan for Hourly Employees
                           (Full Title of the Plans)

                               Lawrence F. Dickie
       Vice President, Associate General Counsel and Assistant Secretary
                                 PepsiCo, Inc.
                             700 Anderson Hill Road
                            Purchase, New York 10577
                                 (914) 253-2950
 (Name, Address and Telephone Number, including area code, of Agent for Service)

------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum       Proposed Maximum
  Title of Securities          Amount to be            Offering Price       Aggregate Offering       Amount of
    to be Registered         Registered (1)(3)         Per Share (2)            Price (2)         Registration Fee
------------------------- ------------------------ ----------------------- ------------------- -------------------
Common Stock,                  2,250,000 Shares           $45.1200            $101,520,000.00       $25,380.00
  par value 1 2/3 cents
  per share
---------------------------------------------------------------------------------------------- -------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers (a) an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions, and (b) an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

(3) The amount of shares registered consists of 750,000 shares under The Quaker 401(k) Plan for Salaried Employees, and 1,500,000 shares under The Quaker 401(k) Plan for Hourly Employees.

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

ITEM 1.   Plans Information.*

ITEM 2.   Registrant Information and Employee Plans Annual Information.*

----------
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference

PepsiCo, Inc. (the "Registrant") and The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees (collectively, the "Plans") hereby incorporate by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (1) the Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for its fiscal year ended December 30, 2000,

     (2) the Registrant's Quarterly Reports on Form 10-Q filed for the quarters ended March 24, 2001 and June 16, 2001,

     (3) the Registrant's Current Reports on Form 8-K filed with the SEC on January 8, 2001, February 5, 2001, February 8, 2001, March 27, 2001, April 10, 2001, April 16, 2001, April 23, 2001, April 26, 2001, May 4, 2001, July 19,
2001, August 1, 2001, and August 2, 2001, and

     (4) the description of the Registrant's Common Stock, par value 1-2/3 cents per share, contained in the Registrant's Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any of the foregoing documents will be furnished to participants in the Plans without charge, upon written or oral request.

ITEM 4.   Description of Securities

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel

     The legality of the shares of Common Stock issuable under the Plans has been passed upon for the Registrant by Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant. Mr. Dickie holds options to purchase shares of the Registrant's Common Stock.

ITEM 6.   Indemnification of Directors and Officers

     (i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide as follows:

     "Section. 55-8-50. Policy statement and definitions.

     (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

     (b) Definitions in this Part:

          (1) 'Corporation' includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

          (2) 'Director' means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. 'Director' includes, unless the context requires otherwise, the estate or personal representative of a director.

          (3) 'Expenses' means expenses of every kind incurred in defending a proceeding, including counsel fees.

          (4) 'Liability' means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (4a) 'Officer', 'employee' or 'agent' includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

          (5) 'Official capacity' means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. 'Official capacity' does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

          (6) 'Party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (7) 'Proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 55-8-51. Authority to indemnify.

     (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

          (1) He conducted himself in good faith; and

          (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section:

          (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

     (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

     Section 55-8-52. Mandatory indemnification.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Section 55-8-53. Advance for expenses.

     Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     Section 55-8-54. Court-ordered indemnification.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

          (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

          (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     Section 55-8-55. Determination and authorization of indemnification.

     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

     (b) The determination shall be made:

          (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
     (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision
     (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

     Section 55-8-56. Indemnification of officers, employees, and agents.

     Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 55-8-57. Additional indemnification and insurance.

     (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

     (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

     (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

     Section 55-8-58. Application of Part.

     (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

     (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

     (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990."

     (ii) Section 3.7 of Article III of the By-Laws of PepsiCo, Inc. provides as follows: Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director's, officer's or employee's expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section 3.7 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

     (iii) Officers and directors of PepsiCo, Inc. are presently covered by insurance, which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

     (iv) PepsiCo, Inc. has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

ITEM 7. Exemption from Registration Claimed

     Not applicable.

ITEM 8. Exhibits

Exhibit No.    Description
-----------    ------------
4.1            Amended and Restated Articles of Incorporation of PepsiCo, Inc.,
               which are incorporated herein by reference to Exhibit 4.1 to PepsiCo Inc.'s Registration Statement on Form S-8 (Registration
               No. 333-66632).

4.2 By-laws of PepsiCo, Inc., as amended on August 2, 2001, which are incorporated herein by reference to Exhibit 4.2 to PepsiCo, Inc.'s Registration Statement on Form S-8 (Registration No. 333-66632).

4.3            The Quaker 401(k) Plan for Salaried Employees.

4.4            The Quaker 401(k) Plan for Hourly Employees.

5a Opinion and consent of Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant, relating to the legality of securities being registered.

5b Pursuant to Instruction (b) under Item 8 of Form S-8, the Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plans under Section 401 of the Internal Revenue Code.

15             Letter re: Unaudited Interim Financial Information.

23.1           Consent of KPMG LLP.

23.2 Consent of Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5a hereto).

24             Power of Attorney executed by Steven S Reinemund, Indra K.
               Nooyi, Roger A. Enrico, Peter A. Bridgman, John F. Akers, Robert
               E. Allen, Peter Foy, Ray L. Hunt, Arthur C. Martinez, John J. Murphy, Franklin D. Raines, Sharon Percy Rockefeller, Robert
               F. Sharpe, Jr., Franklin A. Thomas, Cynthia M. Trudell and Solomon D. Trujillo, which is incorporated herein by reference to Exhibit 24 to PepsiCo, Inc.'s Registration Statement on Form S-8 (Registration No. 333-65992).

ITEM 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on August 3, 2001.

                                       PepsiCo, Inc.

                                       By:  /s/ Lawrence F. Dickie
                                          -------------------------------------
                                          Name:  Lawrence F. Dickie
                                          Title: Vice President, Associate
                                                 General Counsel
                                                 and Assistant Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated as of August 3, 2001.


Principal Executive Officer:

Steven S Reinemund*                         Chairman of the Board
                                         and Chief Executive Officer

Principal Financial Officer:

Indra K. Nooyi*                                   President,
                                         Chief Financial Officer and
                                                   Director

Principal Accounting Officer:

Peter A. Bridgman*                          Senior Vice President
                                                and Controller

Directors:

John F. Akers                )
Robert E. Allen              )
Roger A. Enrico              )
Peter Foy                    )
Ray L. Hunt                  )
Arthur C. Martinez           )
John J. Murphy               )*
Franklin D. Raines           )
Sharon Percy Rockefeller     )
Franklin A. Thomas           )
Cynthia M. Trudell           )
Solomon D. Trujillo          )




*  By:   /s/ Lawrence F. Dickie
       ------------------------------
       Lawrence F. Dickie
       Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on August 3, 2001.



                          By: /s/ Burkett W. Huey, Jr.         /s/ Erik Sossa
                              ------------------------         --------------------------
                              Burkett W. Huey, Jr.             Erik Sossa

                              Title: Members of the PepsiCo Administration Committee, the
                              Plan  Administrator of The Quaker 401(k) Plan for Salaried
                              Employees and The Quaker 401(k) Plan for Hourly Employees

                                                   EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------
4.1            Amended and Restated Articles of Incorporation of PepsiCo, Inc.,
               which are incorporated herein by reference to Exhibit 4.1 to PepsiCo Inc.'s Registration Statement on Form S-8 (Registration
               No. 333-66632).

4.2 By-laws of PepsiCo, Inc., as amended on August 2, 2001, which are incorporated herein by reference to Exhibit 4.2 to PepsiCo
               Inc.'s Registration Statement on Form S-8 (Registration No. 333-66632).

4.3            The Quaker 401(k) Plan for Salaried Employees.

4.4            The Quaker 401(k) Plan for Hourly Employees.

5a Opinion and consent of Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant, relating to the legality of securities being registered.

5b Pursuant to Instruction (b) under Item 8 of Form S-8, the Registrant undertakes that it will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plans under Section 401 of the Internal Revenue Code.

15             Letter re: Unaudited Interim Financial Information.

23.1           Consent of KPMG LLP.

23.2 Consent of Lawrence F. Dickie, Esq., Vice President, Associate General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5a hereto).

24             Power of Attorney executed by Steven S Reinemund, Indra K.
               Nooyi, Roger A. Enrico, Peter A. Bridgman, John F. Akers, Robert
               E. Allen, Peter Foy, Ray L. Hunt, Arthur C. Martinez, John J. Murphy, Franklin D. Raines, Sharon Percy Rockefeller, Robert F. Sharpe, Jr., Franklin A. Thomas, Cynthia M. Trudell, and Solomon
               D. Trujillo, which is incorporated herein by reference to
               Exhibit 24 to PepsiCo, Inc.'s Registration Statement on Form S-8 (Registration No. 333-65992).


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